Amended Schedule A
to Amended and Restated Administrative, Fund Accounting and Transfer Agency Services Agreement
between
Diamond Hill Funds
and
Diamond Hill Capital Management, Inc.
initially dated as of May 31, 2002, as restated and amended November 17, 2011, and May 23, 2013, and amended on February 20, 2014

Diamond Hill Small Cap Fund
Diamond Hill Small-Mid Cap Fund
Diamond Hill Large Cap Fund
Diamond Hill All Cap Select Fund
Diamond Hill Long-Short Fund
Diamond Hill Financial Long-Short Fund
Diamond Hill Corporate Credit Fund
Diamond Hill Research Opportunities Fund
Diamond Hill Mid Cap Fund
Diamond Hill High Yield Fund
Diamond Hill Short Duration Total Return Fund
Diamond Hill Core Bond Fund
Diamond Hill Global Fund
Diamond Hill International Fund

The effective date of this Amended Schedule A is February 14, 2019

Diamond Hill Funds                    Diamond Hill Capital Management, Inc.

By: /s/ Gary R. Young                By: /s/ Thomas E. Line
Gary R. Young                    Thomas E. Line
President                        Chief Financial Officer